UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On October 23, 2013, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Swann LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 3,250,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering was $17.50 per share. The net proceeds to us from the sale of 3,250,000 shares in this offering are expected to be approximately $53.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is scheduled to close on October 29, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days, to purchase up to 487,500 additional shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Mirati Therapeutics, Inc. and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was made pursuant to our effective registration statements on Form S-1 (Registration Statement Nos. 333-191544 and 333-191872) previously filed with the Securities and Exchange Commission and a related prospectus. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

On October 16, 2013, we issued a press release announcing that we had commenced the offering. On October 23, 2013, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 23, 2013

99.1	Press Release, dated October 16, 2013

99.2	Press Release, dated October 23, 2013

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the offering, such as the expected net proceeds to us from the sale of shares in the offering and future obligations of the parties to the Underwriting Agreement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, some of which are discussed in our registration statement on Form S-1 filed with the Securities and Exchange Commission on October 3, 2013 (File No. 333-191544). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Mirati undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2013	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 23, 2013

99.1	Press Release, dated October 16, 2013

99.2	Press Release, dated October 23, 2013